Subsidiaries of Pioneer Financial Services, Inc.
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PML MANAGEMENT SERVICES, INC.

PIONEER MILITARY LENDING, INC.

PIONEER MILITARY LENDING OF GEORGIA, INC.

PIONEER MILITARY LENDING OF WASHINGTON, INC.

PIONEER MILITARY LENDING OF NEVADA, INC.

PIONEER MILITARY LENDING OF MISSOURI, INC.

THE MILITARY SOLUTIONS CORP

MILITARY ACCEPTANCE CORPORATION OF NEVADA

PIONEER MILITARY INSURANCE COMPANY

MJS DISTRIBUTORS, INC.

PIONEER EDUCATION SERVICES, INC.

PIONEER LICENSING SERVICES, INC.

PIONEER SALES SERVICES, GMBH

WHITBREAD MANAGEMENT, INC.

PIONEER MILITARY LENDING OF ALABAMA, INC.

PIONEER MILITARY LENDING OF ARIZONA, INC.

PIONEER MILITARY LENDING OF COLORADO, INC.

PIONEER MILITARY LENDING OF FLORIDA, INC.

PIONEER MILITARY LENDING OF ILLINOIS, INC.

PIONEER MILITARY LENDING OF INDIANA, INC.

PIONEER MILITARY LENDING OF KANSAS, INC.

PIONEER MILITARY LENDING OF KENTUCKY, INC.

PIONEER MILITARY LENDING OF LOUISIANA, INC.

PIONEER MILITARY LENDING OF MICHIGAN, INC.

PIONEER MILITARY LENDING OF NEW MEXICO, INC.

PIONEER MILITARY LENDING OF NORTH CAROLINA, INC.

PIONEER MILITARY LENDING OF OKLAHOMA, INC.

PIONEER MILITARY LENDING OF SOUTH CAROLINA, INC.

PIONEER MILITARY LENDING OF TENNESSEE, INC.

PIONEER MILITARY LENDING OF TEXAS, INC.

PIONEER MILITARY LENDING OF VIRGINIA, INC.